Exhibit 4.1
MEMBERSHIP UNIT CERTIFICATE
SOUTHERN IOWA BIOENERGY LLC A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF IOWA
Certificate Number Membership Units
THIS CERTIFIES THAT is the owner of Membership Unit(s) of SOUTHERN IOWA BIOENERGY LLC, an Iowa limited liability company.
The Membership Units represented by this Certificate may not be sold, transferred, encumbered or assigned except in compliance with the Operating Agreement of the Company, as it may be amended from time to time, a copy of which is available at the principal office of the Company. Any sale, transfer, encumbrance or assignment in violation of such Operating Agreement is null and void and may be enjoined.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized President and Secretary effective as of the ___day of ___.
William T. Higdon, President Randy F. Layton, Secretary

FOR VALUE RECEIVED,                      hereby sell, assign, and transfer unto                                          ,                                          Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          as my Attorney to transfer such Units on the books of the within named Company with full power of substitution in the premises.
     Dated:                                          ,                     .
In the Presence of

(Witness)

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.